Exhibit 99.1

DREW INDUSTRIES ACQUIRES MANUFACTURER OF
PATENTED MOTORHOME STEPS
Drew’s Lippert Components Subsidiary Acquires Coach Step; Expands Product Line of RV Steps

White Plains, New York - May 22, 2007 - Drew Industries Incorporated (NYSE: DW) today announced that its wholly-owned subsidiary Lippert Components, acquired the assets and business of Ft. Worth-based Coach Step, a manufacturer of patented electric steps for motorhomes. The purchase price was approximately $3 million, which Drew financed from its available cash.

“As with all of our acquisitions, we expect this to be immediately accretive to Drew’s earnings,” said Leigh J. Abrams, Drew’s President and CEO.

Lippert Components will continue to produce the Coach Step product in the seller’s Ft. Worth facility for the next 60-90 days, and then shift production into one of Lippert’s existing facilities in Indiana. Once production begins in Indiana, the Company expects to realize significant operating efficiencies and overhead reductions on the manufacture of Coach Step’s products.

“Coach Step’s products increase our presence in the motorhome market,” said Jason D. Lippert, President and CEO of Lippert Components. “We believe the market for electric steps for motorhomes is between $10 million and $15 million. Coach Step reported sales of approximately $2 million in 2006, and we expect to increase sales by marketing these products to our existing customer base. The addition of Coach Step’s products expands Lippert’s product line of steps for both motorhomes and towable RVs, allowing us to better serve our customers.”

About Drew:

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, bed lifts, steps, electric stabilizer jacks, and suspension systems, as well as trailers for hauling equipment, boats, personal watercraft and snowmobiles, and chassis and windows for modular homes and offices. Currently, from 42 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements

The press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in the press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, expenses and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of the Company’s senior management, at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Forward-looking statements, therefore, should be considered in light of various important factors.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA by sale or otherwise of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, the decline in the manufactured housing industry, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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